SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 22 and 23, 2005, our subsidiary, Charter Communications Operating, LLC ("Charter Operating"), entered into agreements with a small number of institutional holders of our 8.25% Senior Notes due 2007 ("Holdings Notes") under which Charter Operating will issue, in a private placement, approximately $269.8 million principal amount of new notes with terms identical to Charter Operating's 8.375% Senior Second Lien Notes due 2014 in exchange for approximately $282.8 million of the Holdings Notes. The exchanges are expected to close on or about March 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 24, 2005

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President of Finance

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
Registrant

Dated: March 24, 2005

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President of Finance